AMENDMENT NO. 4 TO

COMMON STOCK PURCHASE WARRANT

This Amendment No. 4 (this “Amendment”) to Common Stock Purchase Warrant is entered into as of January 9, 2014, by and between Blue Calypso, Inc., a Delaware corporation (the “Company”), and LMD Capital, LLC (“LMD”).

WHEREAS, pursuant to a Securities Purchase Agreement dated September 1, 2011, the Company issued Common Stock Purchase Warrants to LMD to purchase an aggregate of 13,991,165 shares of Common Stock (the “September 2011 Warrants”), which were subsequently amended by Amendment No. 1 to Common Stock Purchase Warrant dated April 19, 2012 (“Amendment No. 1”), Amendment No. 2 to Common Stock Purchase Warrant dated April 29, 2013 (“Amendment No. 2”) and Amendment No. 3 to Common Stock Purchase Warrant dated September 13, 2013 (“Amendment No. 3”);

WHEREAS, pursuant to Amendment No. 3, the Company and LMD amended the September 2011 Warrants to provide: (i) the exercise price of the September 2011 Warrants shall be $0.05 from the date hereof through the later of December 31, 2013 or forty five (45) days from the date on which the registration statement covering the shares underlying the September 2011 Warrants is declared effective by the Securities and Exchange Commission and shall thereafter increase to $0.15, (ii) the elimination of certain anti-dilution protection adjustments, (iii) the elimination of the cashless exercise feature, and (iv) the elimination of the requirement that the holder provide the Company with 61 days prior notice of its intent to change the beneficial ownership limitation to 9.99%;

WHEREAS, on November 19, 2013, LMD assigned the September 2011 Warrants in their entirety to SB Dallas Investments I, LP (“SB Dallas”);

WHEREAS, on December 19, 2013, SB Dallas assigned the right to purchase 1,200,000 shares of Common Stock under the September 2011 Warrants to Esousa Holdings, LLC;

WHEREAS, SB Dallas has indicated that it intends to exercise its right to acquire 5,000,000 shares of Common Stock under the September 2011 Warrants in consideration of gross proceeds to the Company of $250,000 (the “Exercise”) and shall hold the right to acquire 7,791,165 shares of Common Stock under the September 2011 Warrants immediately following the Exercise;

WHEREAS, following the Exercise, the Company and SB Dallas desire to further amend the September 2011 Warrants to provide for an extension of the period during which the Warrant will be exercisable at the reduced exercise price of $0.05 through March 10, 2014.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Following the Exercise, the Exercise Price of the September 2011 Warrants shall be equal to $0.05 per share from the date hereof through March 10, 2013 and shall thereafter increase to $0.15 (as adjusted from time to time as provided in Section 9) through and including the Expiration Date.

2.

Effect of Amendment.  Except to the extent the Warrant, as amended to date, is modified by this Amendment, the remaining terms and conditions of the Warrant shall remain unmodified and in full force and effect.  In the event of conflict, between the terms and conditions of the Warrant and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

 (Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUE CALYPSO INC.
By: /s/ William Ogle Name: William Ogle Title: Chief Executive Officer

SB DALLAS INVESTMENTS I, LP By: /s/ Steven B. Solomon Name: Steven B. Solomon Title: Managing Director